Exhibit 99.1

Contact:	Marc Panoff

Chief Financial Officer

(201) 592-6451

marcpanoff@neurologix.net

NEUROLOGIX ANNOUNCES FIRST QUARTER 2007 RESULTS

________________________________________________

FORT LEE, N.J. (May 14, 2007) Neurologix, Inc. (OTCBB: NRGX), a biotechnology company engaged in the development of innovative gene therapies for the brain and central nervous system, announced today its financial results for the first quarter ended March 31, 2007.

For the three months ended March 31, 2007, the Company reported a net loss of $1.5 million, as compared with a net loss of $1.5 million for the first quarter of 2006. The Company reported a net loss applicable to common stock for the three months ended March 31, 2007 of $1.8 million, or $0.07 per basic and diluted shares, as compared with $1.5 million, or $0.06 per basic and diluted share, for the same period in 2006. The net loss applicable to common stock for the three months ended March 31, 2007 includes charges of $0.3 million, or $0.01 per basic and diluted share, related to preferred stock dividends in connection with the Company’s Series C Preferred Stock issued in May 2006.

Neurologix had cash and cash equivalents of approximately $9.3 million at March 31, 2007.

John Mordock, President and Chief Executive Officer of Neurologix, noted that these first quarter financial results were consistent with the Company’s expectations. “We continue to move forward in our Parkinson’s disease and epilepsy programs, and remain on track to initiate a Phase 2 clinical trial in Parkinson’s disease and a Phase 1 study in epilepsy in the second half of this year.”

The Neurologix Quarterly Report on Form 10-QSB, with financial statements and management’s discussion of operations and results, can be found at in the “Investors” section of the Company’s website at www.neurologix.net.

About Neurologix

Neurologix, Inc. is a development-stage company that is engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system, primarily utilizing gene therapies. The Company's initial development efforts are focused on gene therapy for treating Parkinson's disease, epilepsy and Huntington's disease. Neurologix's core technology, "NLX," has completed a Company-sponsored Phase 1 human clinical trial to treat Parkinson's disease, with a Phase 2 study in Parkinson’s disease and a Phase 1 study in epilepsy slated to begin in the 2nd half of 2007.

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NRGX Announces First Quarter 2007 Results

Cautionary Statement Regarding Forward-looking Statements

This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words “expects,” “promises,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company’s management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

•

The Company is still in the development stage and has not generated any revenues. From inception through March 31, 2007, it incurred net losses and negative cash flows from operating activities of approximately $22.7 million and $17.4 million, respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

•

In order to obtain the regulatory approvals necessary to commercialize its current or future product candidates, from time to time the Company will need to raise funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. Availability of financing depends upon a number of factors beyond the Company’s control, including market conditions and interest rates. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

•

The Company will need to conduct future clinical trials for treatment of Parkinson’s disease using the Company’s NLX technology. If the trials prove unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.

•

There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of epilepsy to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase I safety trial or that, if filed, such permission will be granted.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information regarding factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors” in the Company’s 2006 Annual Report on Form 10-KSB. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company’s expectations.

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NRGX Announces First Quarter Results

NEUROLOGIX, INC.

(A Development Stage Company)

CONDENSED BALANCE SHEET

(UNAUDITED)

(Amounts in thousands, except share and per share amounts)

March 31,
2007
ASSETS
Current assets:
Cash and cash equivalents	$9,305
Prepaid expenses and other current assets	278
Total current assets	9,583
Equipment, less accumulated depreciation of $352	163
Intangible assets, less accumulated amortization of $89	530
Other assets	8
Total Assets	$10,284

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$848
Total liabilities	848

Commitments and contingencies

Stockholders’ equity:
Preferred stock; 5,000,000 shares authorized:
Series A – Convertible, $.10 par value; 300,000 shares designated, 645 shares issued and outstanding with an aggregate liquidated preference of $645	-
Series B - $.10 par value; 4,000,000 shares designated, no shares issued and outstanding	-
Series C – Convertible, $.10 par value; 700,000 shares designated, 397,595 shares issued and outstanding with an aggregate liquidated preference of $13,000,111	40
Common Stock:
$0.001 par value; 60,000,000 shares authorized, 26,542,924 issued and outstanding at March 31, 2007	27
Additional paid-in capital	34,699
Deficit accumulated during the development stage	(25,330)
Total stockholders’ equity	9,436
Total Liabilities and Stockholders’ Equity	$10,284

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NEUROLOGIX, INC.

(A Development Stage Company)

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Amounts in thousands, except share and per share amounts)

			For the
			period
			2/12/99
	Three Months Ended		(inception)
	March 31,		through
	2007	2006	3/31/07

Operating expenses:
Research and development	$1,003	$547	$12,402
General and administrative expenses	656	970	10,767
Loss from operations	(1,659)	(1,517)	(23,169)

Other income (expense):
Dividend income, interest income and other income	115	24	871
Interest expense-related parties	-	(1)	411)
Other income (expense), net	115	23	460
Net loss	$(1,544)	(1,494)	$(22,709)

Preferred stock dividends	(292)	-

Net loss applicable to common stock	$ (1,836)	$ (1,494)

Net loss applicable to common stock per share, basic and diluted	$ (0.07)	$ (0.06)

Weighted average common shares outstanding, basic and diluted	26,542,924	26,542,924

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